                                   EXHIBIT 11
                          COMPUTATION OF LOSS PER SHARE
                    FOR THE YEAR ENDED JUNE 30, 2000 AND 1999

                                                                2000                  1999
                                                         --------------------  -------------------
Net income (loss)                                               $ (1,746,948)        $(14,830,642)
                                                         ====================  ===================

Weighted average number of common shares outstanding               7,348,613            7,382,618
                                                         ====================  ===================

Basic income (loss) per share                                        $ (0.24)             $ (2.01)
                                                         ====================  ===================

Weighted average number of common shares outstanding               7,348,613            7,382,618

Common share equivalents applicable to:
   Warrants - Class A
   Warrants - Class B
   Warrants - Class C                                                                       9,067
   Warrants - Other                                                  878,750              937,083
    Stock options                                                  1,074,367              697,242

Less common stock acquired with net proceeds                      (1,949,397)          (1,643,392)
                                                         --------------------  -------------------

Weighted average number of common shares and
common share equivalents used to compute diluted
loss per share                                                     7,352,333            7,382,618
                                                         ====================  ===================

Diluted income (loss) per share                                      $ (0.24)             $ (2.01)
                                                         ====================  ===================